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                                  EXHIBIT 1(b)
                                  ------------

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT
                       -----------------------------------

         Amendment No. 1 to Rights Agreement, dated as of November 21, 1997 and effective as of May 27, 1997 (the "Amendment"), between A. Schulman, Inc., a Delaware corporation ("the Company"), KeyBank National Association, a national banking association ("KeyBank") (as successor by merger to Society National
Bank), and First Chicago Trust Company of New York, a New York corporation ("First Chicago").

         WHEREAS, the Company and KeyBank entered into a Rights Agreement, dated as of January 12, 1996 (the "Rights Agreement"), under which KeyBank was appointed to serve as the Rights Agent;

         WHEREAS, KeyBank desires to be relieved of its duties as Rights Agent under the Rights Agreement effective as of the close of business on May 27, 1997; and

         WHEREAS, the Company desires to appoint First Chicago as successor Rights Agent under the Rights Agreement effective as of the close of business on May 27, 1997, and, in that connection, the Company, First Chicago and KeyBank desire to amend the Rights Agreement in certain respects.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. RESIGNATION OF RIGHTS AGENT. KeyBank hereby resigns as Rights Agent under the Rights Agreement, effective as of the close of business on May 27, 1997, and the Company accepts such resignation.

         Section 2. APPOINTMENT OF SUCCESSOR RIGHTS AGENT. The Company hereby appoints First Chicago as successor Rights Agent under the Rights Agreement, effective as of the close of business on May 27, 1997, and First Chicago hereby accepts such appointment.

         Section 3. AMENDMENT OF RIGHTS AGREEMENT. Effective as of the appointment of First Chicago as successor Rights Agent, the Rights Agreement shall be and hereby is amended as follows:

                  (a) Section 3(c) of the Rights Agreement hereby is amended by deleting the first sentence of the legend to be placed on certificates as set forth therein, and replacing it in its entirety with the following:"

                  "This certificate also evidences and entitles the

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                  holder hereof to certain Rights as set forth in the
                  Rights Agreement dated as of January 12, 1996 (as amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of A. Schulman, Inc."

                  (b) Section 21 of the Rights Agreement hereby is amended by deleting the number "$100,000,000" in the nineteenth to last line of Section 21 of the Rights Agreement and replacing it with "$50,000,000".

                  (c) Section 25 of the Rights Agreement hereby is amended deleting the following address for notice or demand to be given to the Rights Agent.

                  "Society National Bank
                  127 Public Square, 15th Floor
                  Cleveland, Ohio  44114
                  Attention:  Carolyn Byrne"

and substituting in lieu thereof the following:

                  "First Chicago Trust Company of New York
                  525 Washington Boulevard
                  Mall Suite 4660
                  Jersey City, New Jersey  07303-2533
                  Attention:  Tenders & Exchanges Administration"

                  (d) All references in the Rights Agreement to "Society National Bank" as Rights Agent shall for all purposes be deemed to refer instead to "First Chicago Trust Company of New York."

         Section 4. RIGHTS AGREEMENT AS AMENDED. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. This Amendment shall be effective as of May 27, 1997 and, except as set forth herein, the Rights Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

         Section 5. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be herewith affixed and attested, as of the day and year first above written.



Attest:                          A. SCHULMAN, INC.



/s/ B.R. Colbow                  By:/s/Robert A. Stefanko
----------------------------        -----------------------------------------
Name:  B.R. Colbow                        Name: Robert A. Stefanko
Title: Treasurer                          Title: Executive Vice
                                                     President


Attest:                          KEYBANK NATIONAL ASSOCIATION



/s/ Marianne Meil                By: /s/Frank J. Jancar
----------------------------        -----------------------------------------
Name: Marianne Meil                       Name: Frank J. Jancar
Title: Vice President                     Title: Vice President


Attest:                          FIRST CHICAGO TRUST COMPANY
                                   OF NEW YORK


/s/ Maurice Lynch                By: /s/ James Kuzmich
----------------------------        -----------------------------------------
Name: Maurice Lynch                       Name: James Kuzmich
Title: Assistant Vice President           Title: Assistant Vice President





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